AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 1998
                                              Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                            SEVEN SEAS PETROLEUM INC.
             (Exact name of registrant as specified in its charter)

         YUKON TERRITORY                                       73-1468669
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                        THREE POST OAK CENTRAL, SUITE 960
                             1990 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
          (Address of principal executive offices, including zip code)
                              --------------------
                SEVEN SEAS PETROLEUM INC. 1996 STOCK OPTION PLAN
                SEVEN SEAS PETROLEUM INC. 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                           HERBERT C. WILLIAMSON, III
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        THREE POST OAK CENTRAL, SUITE 960
                             1990 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                 (713) 622-8218
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE
================================================================================
      TITLE OF                            PROPOSED MAXIMUM
  SECURITIES TO BE      AMOUNT TO BE          AGGREGATE            AMOUNT OF
     REGISTERED          REGISTERED      OFFERING PRICE (1)     REGISTRATION FEE
--------------------------------------------------------------------------------
Common Shares,
no par value          4,891,000 shares     $115,549,875             $34,088
================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following are incorporated herein by reference and made a part hereof:
(i) the Seven Seas Petroleum Inc., a Yukon Territory corporation (the "Company") Registration Statement on Form 10 which was declared effective by the Securities and Exchange Commission (the "Commission") as of June 29, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997; and (iii) the Company's Registration Statement on Form 8-A declared effective by the Commission on January 9, 1998.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Yukon BUSINESS CORPORATIONS ACT and the Company's Bylaws provide the following authority to indemnify directors or officers or former directors or officers of the Company or of a company of which the Company is or was a shareholder:

(1) Except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2) A corporation may, with the approval of the Supreme Court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason by being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set our in paragraphs (1)(a) and
      (b).

   The Yukon BUSINESS CORPORATIONS ACT also provides that:

(3) Notwithstanding anything in subsections (1) through (6), a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity (A) was substantially successful on the merits of his defense of the action or proceeding, (B) fulfills the conditions set out in paragraphs (1)(a) and (b), and (C) is fairly and reasonably entitled to indemnity.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him
      (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Supreme court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

   The Bylaws of the Company also provide that the provisions for indemnification contained in the Bylaws (outlined in subsections (1) and (2) above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to an action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person. The Company maintains director's and officer's insurance.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

   Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      4.1 The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia corporation and Rusty Lake Resources Ltd. (filed with the Commission as Exhibit (3)(A) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.2 Certificate of Continuance and Articles of Continuance into the Yukon Territory (filed with the Commission as Exhibit (3)(B) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.3 By-Laws of the Company (filed with the Commission as Exhibit (3)(C) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.4 Excerpts from the Articles of Continuance (filed with the Commission as Exhibit (4)(A) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.5   Specimen stock certificate (filed with the Commission as Exhibit
            (4)(C) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.6 Form of Class B Warrant (filed with the Commission as Exhibit (4)(D) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.7 Class B Warrant Indenture dated as of October 15, 1996 by and between the Company of Canada and Montreal Trust Company (filed with the Commission as Exhibit (4)(E) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      5.1   Opinion of McMillan Binch

      23.1  Consent of Arthur Andersen LLP.

      23.2  Consent of Jerry L. Williams, Independent Public Accountants.

      23.3 Consent of McMillan Binch (included in Exhibit 5.1).

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                 UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of February, 1998.

                                          SEVEN SEAS PETROLEUM INC.


                       By: /s/ HERBERT C. WILLIAMSON, III
                               Herbert C. Williamson, III
                               Executive Vice President
                               and Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Hefner III and Herbert C. Williamson, III or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of February, 1998.

            SIGNATURE                               TITLE
    /s/ Robert A. Hefner III              Chairman, Chief Executive
        Robert A. Hefner III              Officer-and-Managing-Director
                                          (Principal Executive Officer)

 /s/ Herbert C. Williamson, III          Executive Vice President,
     Herbert C. Williamson, III          Chief-Financial-Officer-and-Director
                                         (Principal Financial and Accounting
                                         Officer)

         /s/ Brian Egolf                          Director
             Brian Egolf

       /s/ Gary F. Fuller                         Director
           Gary F. Fuller

      /s/ Robert B. Panero                        Director
          Robert B. Panero

        /s/ Larry A. Ray                          Director
            Larry A. Ray

      /s/ James D. Scarlett                       Director
          James D. Scarlett

    /s/ Sir Mark Thomson Bt.                      Director
                                    -6-

                                 EXHIBIT INDEX

   Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      4.1 The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia corporation and Rusty Lake Resources Ltd. (filed with the Commission as Exhibit (3)(A) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.2 Certificate of Continuance and Articles of Continuance into the Yukon Territory (filed with the Commission as Exhibit (3)(B) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.3 By-Laws of the Company (filed with the Commission as Exhibit (3)(C) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.4 Excerpts from the Articles of Continuance (filed with the Commission as Exhibit (4)(A) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.5   Specimen stock certificate (filed with the Commission as Exhibit
            (4)(C) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.6 Form of Class B Warrant (filed with the Commission as Exhibit (4)(D) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      4.7 Class B Warrant Indenture dated as of October 15, 1996 by and between the Company of Canada and Montreal Trust Company (filed with the Commission as Exhibit (4)(E) to the Company's Registration Statement on Form 10 declared effective as of June 29, 1997).

      5.1   Opinion of Preston, Willis & Lackowicz.

      23.1  Consent of Arthur Andersen LLP.

      23.2  Consent of Jerry L. Williams, Independent Public Accountants.

      23.3 Consent of Preston, Willis & Lackowicz (included in Exhibit 5.1).

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).
                                      -7-